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                                                                    Exhibit 23.2

                              ARTHUR ANDERSEN LLP

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.



Boston, Massachusetts
November 17, 1999                                  /s/ Arthur Andersen LLP